CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the combined Proxy Statement/Prospectus constituting parts of this Registration Statement on Form N-14 of our report dated February 18, 2005, relating to the financial statements and financial highlights which appear in the December 31, 2004 Annual Report to Shareholders of Salomon Brothers Investors Value Fund Inc., which is also incorporated by reference into the Registration Statement.

PricewaterhouseCoopers LLP

New York, New York

July 18, 2006